Exhibit 21.1

Independence Realty Trust, Inc.

Subsidiaries

Entity Name	Domestic Jurisdiction	DBA Names
Adventure Merger Sub LLC	Delaware
Bayview Club Apartments Indiana, LLC	Delaware
Bayview Club TIC I, LLC	Maryland
Bayview Club TIC II, LLC	Maryland
Bayview Club TIC III, LLC	Maryland
Bayview Club TIC IV, LLC	Maryland
Bayview Club TIC V, LLC	Maryland
Bayview Club TIC VI, LLC	Maryland
Bayview Club TIC VII, LLC	Maryland
Bayview Club TIC VIII, LLC	Maryland
Bayview Club TIC IX, LLC	Maryland
Bayview Club TIC X, LLC	Maryland
Bayview Club TIC XI, LLC	Maryland
Bayview Club TIC XII, LLC	Maryland
Bayview Club TIC XIII, LLC	Maryland
Bayview Club TIC XIV, LLC	Maryland
Bayview Club TIC XV, LLC	Maryland
Bayview Club TIC XVI, LLC	Maryland
Bayview Club TIC XVII, LLC	Maryland
Bayview Club TIC XVIII, LLC	Maryland
Bayview Club TIC XIX, LLC	Maryland
Bayview Club TIC XX, LLC	Maryland
Bayview Club TIC XXI, LLC	Maryland
Bayview Club TIC XXII, LLC	Maryland
Bayview Club TIC XXIII, LLC	Maryland
Bayview Club TIC XXIV, LLC	Maryland
Bayview Club TIC XXV, LLC	Maryland
Bayview Club TIC XXVI, LLC	Maryland
Bayview Club TIC XXVII, LLC	Maryland
Bennington Pond LLC	Ohio
Bennington Pond Managing Member, LLC	Delaware
Berkshire II Cumberland, LLC	Indiana
Berkshire Square, LLC	Indiana
Berkshire Square Managing Member	Delaware
Brookside CRA-B1, LLC	Delaware
BSF-Arbors River Oaks	Florida
BSF Lakeshore, LLC	Florida
BSF Trails, LLC	Florida
Independence Realty Operating Partnership, LP	Delaware
Iron Rock Ranch Apartments Owner, LLC	Delaware
IRT Arbors Apartments Owner, LLC	Delaware
IRT Belle Creek Apartments Colorado, LLC	Delaware
IRT Carrington Apartments Owner, LLC	Delaware
IRT Copper Mill Apartments Texas, LLC	Delaware
IRT Crestmont Apartments Georgia, LLC	Delaware
IRT Crossings Owner, LLC	Delaware
IRT Cumberland Glen Apartments Georgia, LLC	Delaware
IRT Eagle Ridge Apartments Member, LLC	Delaware
IRT Eagle Ridge Apartments Owner, LLC	Delaware
IRT Heritage Trace Apartments Virginia, LLC	Delaware
IRT Lenoxplace Apartments Owner, LLC	Delaware
IRT Limited Partner, LLC	Delaware
IRT OKC Portfolio Owner, LLC	Delaware
IRT OKC Portfolio Member, LLC	Delaware
IRT Runaway Bay Apartments, LLC	Delaware
IRT Stonebridge Crossing Apartments Owner, LLC	Delaware

Entity Name	Domestic Jurisdiction	DBA Names
IRT Tresa At Arrowhead Arizona, LLC	Delaware
IRT UPREIT Lender, LP	Delaware
IRT UPREIT Lender Limited Partner, LLC	Delaware
IRT Walnut Hill Apartments Owner, LLC	Delaware
Jamestown CRA-B1, LLC	Delaware
JLC/BUSF Associates, LLC	Delaware
Kings Landing LLC	Delaware
Meadows CRA-B1, LLC	Delaware
Merce Partners, LLC	Texas
Millenia 700, LLC	Delaware
MTC-East, LLC	Georgia
Oxmoor CRA-B1, LLC	Delaware
Pointe at Canyon Ridge, LLC	Georgia
Prospect Park CRA-B1, LLC	Delaware
Stonebridge at the Ranch Apartments Owner, LLC	Delaware
Trade Street Property Management, LLC	Florida
TS Aventine, LLC	Delaware
TS Big Creek, LLC	Delaware
TS Brier Creek, LLC	Delaware
TS Craig Ranch, LLC	Delaware
TS Creekstone, LLC	Delaware
TS GooseCreek, LLC	Delaware
TS Manager, LLC	Florida
TS Miller Creek, LLC	Delaware
TS New Bern, LLC	Delaware
TS Talison Row, LLC	Delaware
TS Vintage, LLC	Delaware
TS Westmont, LLC	Delaware
Wake Forest Apartments, LLC	Delaware